Preliminary and Unaudited Operating Results for the Three and Nine Months Ended September 30, 2024 The Company’s estimates of financial information for the three and nine months ended September 30, 2024 included herein are preliminary and unaudited. The Company’s unaudited interim consolidated financial statements for the three and nine months ended September 30, 2024 are not yet available. The financial information herein reflects the Company’s preliminary estimates based on currently available information and is subject to change. The Company has provided ranges, rather than specific amounts, for the preliminary estimates of the financial information described herein primarily because its financial closing procedures for the three and nine months ended September 30, 2024 are not yet complete and, as a result, its final results upon completion of its closing procedures may vary from the preliminary estimates. See the sections titled “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, for additional information regarding factors that could result in differences between the preliminary estimated ranges of certain of the Company’s financial results presented herein and the actual financial results and other information the Company will report for the three and nine months ended September 30, 2024. The preliminary estimates for the three and nine months ended September 30, 2024 presented herein have been prepared by, and are the responsibility of, management. Grant Thornton LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to such preliminary information. Accordingly, Grant Thornton LLP does not express an opinion or any other form of assurance with respect thereto. Statement Regarding Non-GAAP Financial Measures Before you invest, you should read our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, Quarterly Reports on Form 10-Q and the other documents we have filed and may in the future file with the SEC for more complete information about the Company. You may obtain these documents for free on our website or by visiting EDGAR on the SEC website at www.sec.gov. In addition to our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), this presentation also includes a non-GAAP financial measure, Non-GAAP net loss or income. Non-GAAP net loss or income is the Company’s net loss adjusted to exclude provision for incomes taxes, depreciation, amortization expense, stock-based compensation, changes in fair values of warrant liability and contingent consideration, interest income and expense, foreign currency gains and losses, acquisition and due diligence costs, gain on the sale of our energy group, contribution of assets held for sale, variable consultant performance bonus expense, and severance and executive transition costs. Tables detailing the items excluded from this non-GAAP financial measure and reconciling such non-GAAP financial measure with the most directly comparable GAAP financial measure are included in the Appendix.   We have provided this non-GAAP financial measure because management believes such information to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Management also uses this information internally for forecasting and budgeting. This non-GAAP financial measure should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. Other companies (including our competitors) may define this non-GAAP measure differently. This non-GAAP financial measure may not be indicative of our historical operating results or predictive of potential future results. Investors should not consider this non-GAAP financial measures in isolation or as a substitute for analysis of our results reported in accordance with GAAP. Exhibit 99.1

Financial Results for the Three and Nine Months Ended September 30, 2024 (Preliminary Unaudited) and 2023 (Historical Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
$ in Millions	2024 (Preliminary)	2023	2024 (Preliminary)	2023
Revenue	$21.9 - $22.1	$28.0	$73.3 - $73.6	$72.9
Operating Expenses	-	-	-	-
Cost of Revenue	6.3 - 6.5	7.0	19.7 - 19.9	21.4
Sales and marketing, research & development and general and administrative	32.2 - 32.6	39.7	104.7 - 105.0	113.9
Amortization	6.0	6.5	18.0	17.1
Total Operating Expense	44.5 - 45.1	53.2	142.0 - 142.6	152.4
Loss from Operations	(22.4) - (23.2)	(25.2)	(68.5) - (69.3)	(79.5)
Other Income (expense), net	(3.0) - (3.5)	(2.6)	(9.5) - (10.0)	1.1
Loss from continuing operations before income tax	(25.4) - (26.7)	(27.7)	(78.1) - (79.3)	(78.4)
Benefit from (provision from) income taxes	2.0 - 3.0	1.0	3.1 - 4.1	2.6
Loss from continuing operations	($23.4) - ($23.7)	($26.8)	($74.8) - ($75.1)	($75.8)
Income from discontinued operations, net of income taxes(1)	1.2 - 1.8	2.2	4.5 - 5.1	5.0
Net Loss	($21.6) - ($22.5)	($24.5)	($68.8) - ($70.7)	($70.8)
Non-GAAP Net Loss:				
Non-GAAP Net Loss From Continuing Operations(2)	($10.8) - ($11.3)	($10.2)	($31.8) - ($32.4)	($35.7)
Non-GAAP Net Income from Discontinued Operations(3)	3.8 - 4.1	2.3	9.2 - 9.5	5.2
Non-GAAP Net Loss(2)	**($7.0) - ($7.2)**	**($7.9)**	**($22.6) - ($22.9)**	**($30.5)**

(1) See page 3 for reconciliation.
(2) See page 4 for reconciliation.
(3) See page 5 for reconciliation.

2

Three Months Ended September 30, Nine Months Ended September 30, $ in Millions 2024 (Preliminary) 2023 2024 (Preliminary 2023 Revenue $8.5 - $8.7 $7.2 $23.0 - $23.2 $20.5 Operating Expenses - - - - Cost of Revenue 0.3 0.2 0.7 0.4 Sales and marketing, research & development and general and administrative 5.7 - $5.9 4.7 14.5 - 14.7 14.8 Amortization - 0.2 - 0.7 Total Operating Expense 6.0 - 6.2 5.0 15.2 - 15.4 15.8 Loss from Operations $2.3 - $2.7 $2.1 $2.5 - $3.0 $4.7 Other Income (expense), net (0.8) - (1.0) (0.1) 2.5 - 3.0 (0.3) Loss from continuing operations before income tax $1.5 - $1.8 $2.2 $4.8 - $5.1 $5.0 (Benefit from) provision from income taxes (0.3) - 0.0 (0.0) (0.2) - 0.1 (0.0) Income from discontinued operations, net of income taxes $1.2 - $1.8 $2.2 $4.5 - $5.1 $5.0 Income from Discontinued Operations, Net of Income Taxes for the Three and Nine Months Ended September 30, 2024 (Preliminary Unaudited) and 2023 (Unaudited)

Reconciliation GAAP Net Loss to Non-GAAP Net Loss (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
$ in Millions	2024 (Preliminary)	2023	2024 (Preliminary)	2023
Net Loss	**($21.6) - ($22.5)**	**($24.5)**	**($68.8) - ($70.7)**	**($70.8)**
Income from discontinued operations, net of income taxes	(1.2) - (1.8)	(2.2)	(4.5) - (5.1)	(5.0)
(Benefit from) provision for income taxes	(2.0) - (3.0)	(0.9)	(3.1) - (4.1)	(2.6)
Depreciation and amortization	7.2	7.8	21.7	20.1
Stock-based compensation expense	2.3	2.0	5.9	8.2
Purchase consideration expense[(1)]	0.4	0.8	1.3	1.5
Interest expense, net	3.7	0.3	9.8	2.1
Foreign currency impact	(0.4)	2.2	-	(0.5)
Acquisition and due diligence costs[(2)]	0.3 - 0.4	3.6	3.2 - 3.3	8.3
Loss (gain) on sale	-	-	0.2	(2.6)
Contribution of business held for sale[(3)]	-	-	-	1.8
Variable consultant performance bonus expense[(4)]	-	-	-	1.0
Severance and executive transition costs	1.4	0.8	4.4	2.8
Non-GAAP Net Loss from continuing operations	($10.8) - ($11.3)	($10.2)	($31.8) - ($32.4)	($35.7)
Non-GAAP Net Income from discontinued operations	3.8 - 4.1	2.3	9.2 - 9.5	5.2
Non-GAAP Net Loss	**($7.0) - ($7.2)**	**($7.9)**	**($22.6) - ($22.9)**	**($30.5)**

(1) Purchase consideration expense includes consideration related to acquisitions.
(2) For the three and nine months ended September 30, 2024, acquisition and due diligence costs are comprised of professional fees related to acquisitions and divestitures.
(3) Contribution of business held for sale relates to the net loss for the periods presented for the Company's energy group that the Company divested during the second quarter of 2023.
(4) Variable consultant performance bonus expense represents the bonus payments paid to Chad Steelberg, currently a director serving on the Company's Board of Directors (the "Board"), and formerly its Chairman of the Board and Chief Executive Officer, as a result of his achievement of the performance goals pursuant to his consulting agreement with the Company.

Copyright © 2024 Veritone, Inc. All rights reserved.

4

Three Months Ended September 30, Nine Months Ended September 30, $ in Millions 2024 (Preliminary) 2023 2024 (Preliminary) 2023 Income from discontinued operations, net of income taxes $1.2 - $1.8 $2.2 $4.5 - $5.1 $5.0 (Benefit from) provision for income taxes 0.3 - 0 (0.0) 0.2 - (0.1) (0.0) Depreciation and amortization - 0.0 - 0.0 Stock-based compensation expense 0.1 0.1 0.2 0.4 Interest expense, net 1.0 (0.1) 2.9 (0.3) Acquisition and due diligence costs(1) 1.3 - 1.4 - Severance and executive transition costs - 0.0 - 0.1 Non-GAAP Net Income from discontinued operations $3.8 - $4.1 $2.3 $9.2 - $9.5 $5.2 For the three and nine months ended September 30, 2024, acquisition and due diligence costs are comprised of professional fees related to acquisitions and divestitures. Reconciliation of GAAP Income from Discontinued Operations to Non-GAAP Net Income From Discontinued Operations (Unaudited)